UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2021

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Yalelaan 62

3584 CM Utrecht

The Netherlands

(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2021, Merus N.V. (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved the amendment in their entirety of the Company’s articles of association (as amended, the “Amended Articles”) to: (i) increase the Company’s authorized share capital from the amount of EUR 8,100,000 and divided into 45,000,000 common shares and 45,000,000 preferred shares to the amount of EUR 12,150,000 and divided into 67,500,000 common shares and 67,500,000 preferred shares (the “Share Capital Increase Amendment”); and (ii) add a new clause providing that, except as otherwise permitted by the Company’s board of directors, the sole and exclusive forum for any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America (the “Federal Forum Selection Amendment”).

The Amended Articles, along with a copy marked to show changes from the prior articles of association, are filed herewith as Exhibits 3.1 and 3.2, respectively. The foregoing descriptions of the Share Capital Increase Amendment and the Federal Forum Selection Amendment contained in the Amended Articles do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Articles, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2021, the Company held the Annual Meeting. For all proposals other than Proposal 2, a total of 25,896,434 common shares were present or represented by proxy at the Annual Meeting, representing approximately 67.53% of the Company’s outstanding common stock as of the April 30, 2021 record date. For Proposal 2, a total of 27,415,739 common shares were present or represented by proxy at the Annual Meeting, representing approximately 71.49% of the Company’s outstanding common stock as of the April 30, 2021 record date.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2021.

Proposal 1 - Adoption of Dutch statutory annual accounts for the financial year 2020:

For	Against	Abstain	Broker Non-Votes
25,895,414	800	220	1,519,305

Proposal 2 - Appointment of the external auditor for the financial year 2021 for purposes of Dutch law:

For	Against	Abstain	Broker Non-Votes
27,377,019	38,600	120	—

Proposal 3 - Release of each member of our board of directors from liability for the exercise of their duties:

For	Against	Abstain	Broker Non-Votes
25,889,706	6,484	244	1,519,305

Proposal 4 - Appointment of Maxine Gowen, Ph.D. as non-executive director:

For	Against	Abstain	Broker Non-Votes
25,813,883	82,397	154	1,519,305

Proposal 5 - Authorization of the Company’s board of directors to acquire shares (or depository receipts for such shares) in the Company’s capital:

For	Against	Abstain	Broker Non-Votes
25,894,473	1,807	154	1,519,305

Proposal 6 - Articles Amendment A - Approval of amendment of Articles of Association to increase authorized share capital and authorization to implement such amendment:

For	Against	Abstain	Broker Non-Votes
23,734,005	2,161,609	820	1,519,305

Proposal 7 - Articles Amendment B - Approval of amendment of Articles of Association to include U.S. federal forum selection clause and authorization to implement such amendment :

For	Against	Abstain	Broker Non-Votes
25,249,977	646,167	290	1,519,305

Based on the foregoing votes, the shareholders elected Maxine Gowen as a non-executive director to serve until the 2025 annual general meeting of shareholders of the Company, and approved Proposals 1, 2, 3, 5, 6 and 7.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Association of Merus N.V., as amended on May 28, 2021.

3.2	Articles of Association of Merus N.V., as amended on May 28, 2021, marked to show amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Date: May 28, 2021	By:	/s/ Sven A. Lundberg
	Name:	Sven (Bill) Ante Lundberg, M.D.
	Title:	President, Chief Executive Officer and Principal Financial Officer